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                                                                Exhibit 10.1



                               DATED 7 APRIL 1997
                               ------------------


                         (1) BODYCOTE INTERNATIONAL PLC

                           (2) ARMOR HOLDINGS LIMITED





                                    TAX DEED
                                  RELATING TO

                         SUPERCRAFT (GARMENTS) LIMITED





                           TRAVERS SMITH BRAITHWAITE
                                  10 SNOW HILL
                                LONDON EC1A 2AL

                               TEL: 0171-248 9133
                               FAX: 0171-236 3728
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THIS TAX DEED is made on 7 April 1997

BETWEEN:-

(1) BODYCOTE INTERNATIONAL PLC (the "Covenantor") whose details are set out in
Part I of the Schedule; and

(2) ARMOR HOLDINGS LIMITED (the "Purchaser") whose details are set out in Part II of the Schedule

WHEREAS this Deed is entered into by the parties pursuant to and supplements the Agreement

NOW THIS DEED WITNESSES as follows:-

1.  DEFINITIONS AND INTERPRETATION

1.1 The following words and expressions where used in this Deed have the meanings given to them below:-

Agreement                    the agreement dated                    between (1)
                             the Covenantor and (2) Supercraft (Garments)
                             Limited;

Company                      Supercraft (Garments) Limited (registered no.
                             328076) whose registered office is at 140
                             Kingsway, Manchester M19 1BB;

Event includes any event, transaction, act, occurrence, or omission of whatever nature, the acquisition, disposal or realisation of any asset, the making of any claim relevant for taxation purposes and Completion;

ICTA 1988                    the Income and Corporation Taxes Act 1988;

Input Tax                    the meaning as ascribed to that phrase by Section
                             24(1) of the Value Added Tax Act 1994;

Output Tax                   the meaning as ascribed to that phrase by Section
                             24(2) of the Value Added Tax Act 1994;

Profits includes income, profits, gains (including capital gains) or the value of supplies and any other consideration, value, or receipts used or charged for taxation purposes;

Relief any relief, exemption, allowance, set-off, deduction or credit relevant to the computation of any liability to make a payment of or relating to Taxation;

Taxation all taxes, duties, charges, levies, imposts or withholdings whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere and whether or not any such taxes, duties, charges, levies, imposts or withholdings

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                                     - 2 -

                             are directly or primarily chargeable against or to the Company together with in any such case all interest, fines, penalties, surcharges and charges incidental or relating to the imposing of any of such taxes, duties, charges, levies, imposts or withholdings;

Taxation Authority           any taxation or other authority (whether within
                             or outside the United Kingdom) which seeks to determine liability for and/or administers
                             Taxation.

1.2 A reference in this Deed to "Liability to Taxation" includes any of the following:-

    1.2.1 a liability to make a payment of or relating to Taxation (an "A Liability");

    1.2.2 the application of all or part of any Relief in computing either Profits earned, accrued or received on or before Completion or Taxation arising in respect of any Event on or before Completion in circumstances where the Relief was not available before Completion but arises in respect of any Event occurring or period ending after Completion and where but for such application the Company would have been liable to make a payment of or relating to Taxation in respect of which the Purchaser would have been able to make a claim under this Deed (a "B Liability");

    1.2.3 the loss or setting off against any liability to make a payment of or relating to Taxation (for which no provision has been made in preparing the Completion Accounts and in respect of which but for such loss or setting off the Purchaser would have been able to make a claim under this Deed) of all or part of a right to repayment of Taxation which has been treated as an asset of the Company in preparing the Completion Accounts (a "C Liability"); and

    1.2.4 the loss of all or part of any Relief, or the application of all or part of any Relief in computing Profits or Taxation (including deferred taxation), which Relief has been taken into account in computing (and so reducing) any provision relating to Taxation which appears in the Completion Accounts (or which but for the presumed availability of such Relief would have appeared in the Completion Accounts) in circumstances where the Relief would (were it not for the said loss or application) have been available in full to the Company (a "D Liability").

1.3 A reference in this Deed to "Tax Assessment" means any notice, demand, assessment, return, accounts, letter or other document or action taken indicating that:-

    1.3.1 the Purchaser or the Company is or may be placed under a liability to make a payment of or in respect of Taxation; or

    1.3.2 the Company is or may be placed under a liability to repay any amount paid for the surrender of any group relief or surplus advance corporation tax or to repay all or part of any payment for a transferred tax refund; or

    1.3.3 any Relief or right to repayment of Taxation of or surrendered to the Company is or may be (whether in whole or in part) lost, set-off or applied in computing Profits or Taxation;

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                                     - 3 -

    1.3.4 any of the assets of the Company or the Purchaser (including any shares in the Company) are subject to any charge or any power of sale, mortgage or charge resulting from or in consequence of any liability to inheritance tax;

in respect of which a claim may be made under this Deed.

1.4 References in this Deed to Profits earned, accrued or received include Profits deemed to have been or treated as earned, accrued or received for taxation purposes.

1.5 References in this Deed to Profits being earned, accrued or received on or before a particular date or in respect of a particular period shall include Profits deemed for taxation purposes to have been earned, accrued or received on or before that date or in respect of that period.

1.6 References in this Deed to any payment, dividend or distribution shall include anything which is deemed to be a payment, dividend or distribution for taxation purposes.

1.7 References in this Deed to any payment, dividend or distribution paid or made on or before a particular date shall include:-

    1.7.1 any payment, dividend or distribution which on or before that date has fallen due to be made; and

    1.7.2 any Event which has occurred on or before that date and is deemed to be a payment, dividend or distribution.

1.8 In determining for the purposes of clause 2.8 whether a charge on or power to sell, mortgage or charge any of the shares or assets of the Company exists at any time the fact that any Taxation is not yet payable or may be paid by instalments shall be disregarded and such Taxation shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises and the provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply thereto.

1.9 References in this Deed to something being deemed or treated "for taxation purposes" in a certain way shall mean that for the purposes of any applicable legislation or decided case law relating to or having reference to taxation and, in each case, subject to clause 1.12, effective at Completion, such things are deemed or treated in the way described.

1.10 References in this Deed to clauses and the Schedule are (unless otherwise stated) to clauses and the Schedule of this Deed. Headings are for convenience only and shall not affect the construction or interpretation of this Deed.

1.11 In construing this Deed general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words and defined terms shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

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                                     - 4 -

1.12 References in this Deed to any statute or statutory provision shall be construed first as a reference to such statute or statutory provision as in force at the date of this Deed and as respectively re-enacted or consolidated and second as a reference to any statute or statutory provision of which such statute or statutory provision is a re-enactment or consolidation.

1.13 References in this Deed to a "person" shall include references to any persons, unincorporated association, body of persons, partnership, trust or company.

1.14 Where used in this Deed the terms "Business Day", "Completion", "Completion Accounts" and "Completion Date" shall have the meanings attributed to them in the Agreement.

2.  COVENANTS

2.1 Subject to the exclusions and limitations in clause 3 the Covenantor hereby covenants to pay to the Purchaser the amount of any Liability to Taxation suffered by the Company resulting from or in respect of:-

    2.1.1 any Event occurring or deemed, for taxation purposes, to have occurred on or before Completion; or

    2.1.2 any Profits earned, accrued or received in respect of any period ending on or before Completion.

2.2 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3 the Covenantor covenants to pay to the Purchaser the amount of any liability of the Company to repay in whole or in part any payment for group relief or payment for the surrender of surplus advance corporation tax or payment for a transferred tax refund received pursuant to any agreement or arrangement entered into on or before Completion.

2.3 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3 the Covenantor covenants to pay to the Purchaser the amount of any Liability to Taxation suffered by the Company for value added tax incurred in relation to supplies made prior to Completion (including, without limitation, as a result of the Company being the representative member of or treated as a member of the same group as another body corporate for the purposes of Section 43 of the Value Added Tax Act 1994).

2.4 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3 the Covenantor covenants to pay to the Purchaser the amount of any Liability to Taxation suffered by the Company resulting from or in respect of any of the following occurring or being deemed to occur at any time after Completion:-

    2.4.1 the disposal by any Vendor Company of any asset or of any interest in or right over any asset; or

    2.4.2 the making by any Vendor Company of any such payment or deemed payment as constitutes a chargeable payment for the purposes of Section 214

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    ICTA 1988; or

    2.4.3 any Vendor Company ceasing to be resident in the United Kingdom for taxation purposes;

and, for the purposes of this clause 2.4, the term "Vendor Company" shall mean the Covenantor and any company that may be treated for taxation purposes as being, or as having at any time been, either a member of the same group of companies as the Covenantor or otherwise associated with the Covenantor other than the Company.

2.5 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3 the Covenantor covenants to pay to the Purchaser the amount of any penalties, charges, surcharges, fines or interest of the Company relating to Taxation which arise in consequence of or by reference to any Event occurring or Profits earned, accrued or received on or before Completion.

2.6 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3 the Covenantor covenants to pay to the Purchaser the amount of all costs and expenses reasonably incurred or payable by the Purchaser or the Company in connection with any Tax Assessment or any matter for which a claim may be made by the Purchaser which is a successful claim.

2.7 Without prejudice to the generality of clause 2.1 and subject to the exclusions and limitations in clause 3 the Covenantor covenants to pay to the Purchaser the amount of any Liability to Taxation suffered by the Purchaser or the Company as a result of any inheritance tax which:-

    2.7.1 is at Completion a charge on any of the shares or assets of the Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

    2.7.2 after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value if a charge on or power to sell, mortgage or charge any such shares or assets existed at Completion or would, if the death had occurred immediately before Completion and the inheritance tax payable as a result of such death had not been paid, have existed at Completion; or

    2.7.3 arises as a result of a transfer of value occurring on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Company.

2.8 Without prejudice to the generality of clause 2.1 the Covenantor covenants to pay to the Purchaser the amount of any Liability to Taxation suffered by the Purchaser or the Company resulting from or in respect of the dividend of (pound)400,000 paid on 25 March 1997 and clause 3 (Exclusions and Limitations) shall not apply to the covenant contained in this clause 2.8.

2.9 Any payment made by the Covenantor to the Purchaser under this Deed shall (so far

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                                     - 6 -

as possible) be paid as a reduction in the consideration payable by the Purchaser to the Covenantor under the Agreement for the shares.

3.  EXCLUSIONS AND LIMITATIONS

3.1 The covenants in clause 2 shall not apply to any liability under that clause to the extent that:-

    3.1.1 provision or reserve specifically in respect of that liability was made in the Completion Accounts; or

    3.1.2 the amount of that liability arises or is increased as a result only of any change in the law (including a change in the rates of Taxation) or a change in the published practice of any Taxation Authority occurring after Completion with retrospective effect; or

    3.1.3 an amount in respect of that liability has been recovered pursuant to the warranties and obligations contained in the Agreement or has already been recovered under this Deed; or

    3.1.4 it is incurred or increased as a result of any voluntary act or deliberate omission carried out after Completion by the Purchaser or the Company outside the ordinary course of business which voluntary act or deliberate omission could reasonably have been avoided and which the relevant person carrying out the act ought reasonably to have been aware would give rise to a Liability to Taxation; or

    3.1.5 it is in respect of interest, fines, penalties, surcharges and charges incidental or relating to the imposing of Taxation which arise solely due to the default or delay of the Purchaser in making payment to a Taxation Authority after payment has been received from the Covenantor under this Deed; or

    3.1.6 it would not have arisen but for a change in the nature or conduct of the trade of the Company after Completion; or

    3.1.7 it arises as a result of a change after Completion in any accounting policy, or tax reporting practice or the length of any accounting period of the Company; or

    3.1.8 it would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Company or the Purchaser after Completion to make any valid claim, election, surrender or disclaimer or to give any valid notice the making or giving of which was taken into account in computing the provision for Taxation in the Completion Accounts; or

    3.1.9 it would not have arisen or would have been reduced or eliminated but for the making or giving of any claim, election, surrender, or disclaimer made or the giving of any notice after Completion on the part of the Company or the Purchaser the making or giving of which was not taken into account in computing the provision for Taxation in the Completion Accounts.

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3.2  Notwithstanding anything in this Deed to the contrary:-

    3.2.1 the Covenantor shall not be liable for any claim or claims under this Deed unless written particulars thereof giving reasonable details of the specific matters in respect of which any such claim is made shall have been given to the Covenantor on or before the date which is three calendar months after the accounting period of the Company to end six years after the Completion Date and in each such case unless legal proceedings are commenced and served upon the Covenantor within six months after notice of such claim is given to the Covenantor;

    3.2.2 the Covenantor shall not be liable in respect of any claim pursuant to the terms of this Deed or for breach of the Warranties as defined in the Agreement unless the aggregate amount of the claim together with all other claims exceeds (pound)20,000 but once such aggregate amount has been exceeded the Covenantor shall be liable for the whole of such aggregate amount and not just the excess;

    3.2.3 the aggregate liability of the Covenantor for claims pursuant to the terms of this Deed and for breach of the Warranties (as defined in the Agreement) shall not exceed (pound)2,994,535.

4.  WITHHOLDINGS AND DEDUCTIONS

4.1 All sums other than interest payable by the Covenantor to the Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Covenantor shall be obliged to pay such sum as will, after such deduction or withholding has been made, leave the amount the Purchaser would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

4.2 In the event that any sum, other than interest, paid to the Purchaser as a result of the obligations contained in this Deed or in the Agreement will be subject to Taxation the Covenantor shall be obliged to pay such sum as will, after payment of the Taxation so charged, leave a sum equal to the amount that would otherwise be payable under any such obligation.

5.  PAYMENTS RECEIVED BY THE PURCHASER OR THE COMPANY

5.1 If any payment is made by the Covenantor in full discharge of a liability which has arisen under this Deed in respect of a Liability to Taxation then:-

    5.1.1 if the Purchaser or the Company, as the case may be, subsequently receives from any person (including any Taxation Authority) other than the Purchaser, the Company or any person connected with any of them for taxation purposes a payment or credit in respect of the Taxation in question the payment or credit shall be dealt with in accordance with clause 5.2; or

    5.1.2 if the Purchaser or the Company is entitled to a payment or credit in respect of the Taxation in question from any person (including any Taxation Authority) other than the Purchaser, the Company or any person connected with any of them for taxation purposes or at some subsequent date becomes entitled to such payment or credit then the Purchaser shall promptly notify the Covenantor of the entitlement and shall if so required by the Covenantor and at the Covenantor's sole

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    expense take, or procure the Company shall take, all appropriate steps to enforce that entitlement (keeping the Covenantor fully informed of the progress of any action taken) and any payment or credit received shall be dealt with in accordance with clause 5.2.

5.2 Where it is provided under clause 5.1 that a payment or credit is to be dealt with in accordance with this clause:-

    5.2.1 in the case of a payment, the Purchaser shall, within five Business Days of receipt, pay to the Covenantor the amount of the payment received;

    5.2.2 in the case of a credit, the Purchaser shall, within five Business Days of the date on which Taxation would otherwise have been payable had such credit not been available, pay to the Covenantor an amount equal to the amount of such Taxation;

subject to a maximum of the payment referred to in clause 5.1 made by the Covenantor under this Deed. To the extent there is an excess following repayment the excess will be set against (and so reduce or eliminate) any liability of the Covenantor under this Deed then outstanding or which arises after such determination, in the latter case as and when such liability arises.

6.  CONDUCT OF CLAIMS

6.1 If after the Purchaser or the Company becomes aware of a Tax Assessment relevant for the purposes of this Deed, the Purchaser shall as soon as is reasonable and in the event of a Tax Assessment or demand which is subject to a time limitation, within 10 Business Days of receipt give written notice of the Tax Assessment to the Covenantor but so that the giving of such notice shall not be a condition precedent to the liability of the Covenantor. If the Covenantor shall indemnify the Company to the Purchaser's reasonable satisfaction against all losses, costs, damages and expenses (including, without limitation, interest on overdue Taxation) which may be incurred, the Purchaser shall or shall procure that the Company shall take such action and give such information and assistance in connection with the affairs of the Company as the Covenantor may reasonably, by written notice to the Purchaser, request to resist, appeal or compromise the Tax Assessment.

6.2 The Purchaser shall not be obliged to procure that the Company appeals against any Tax Assessment if, having given the Covenantor written notice of the receipt of that Tax Assessment in accordance with clause 6.1, it has not within ten Business Days of the giving of such notice received instructions in writing from the Covenantor, in accordance with clause 6.1, to make that appeal.

6.3 The Covenantor shall not be entitled to request the Purchaser takes or procures the taking of any action under this clause if in respect of any Tax Assessment notified under clause 6.1 either it is alleged by the Taxation Authority in question that either the Covenantor or the Company, whilst it was under the control of the Covenantor, has committed acts or omissions which may constitute fraud or misfeasance or it is alleged by the Taxation Authority in question that the Covenantor, or the Company whilst it was under the control of the Covenantor, has committed acts or omissions which may constitute negligence.

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6.4 For the avoidance of doubt, the actions which the Covenantor may reasonably request under clause 6.1 shall include the Company applying to postpone (so far as legally possible) the payment of any Taxation but the Covenantor shall not be entitled under clause 6.1 to request that it be allowed to take on or take over the conduct of all or any proceedings arising in connection with the Tax Assessment in question. The Purchaser shall and shall procure that the Company shall provide the Covenantor with drafts and copies of all correspondence entered into or to be entered into and notes of any conversations or meetings with any Taxation Authority to the extent that such correspondence or notes relate to the Tax Assessment in question and shall not submit any material correspondence without the prior written consent of the Covenantor, such consent not be unreasonably withheld. The Covenantor shall keep all such information confidential. The Purchaser shall not settle or compromise any claim without the prior written consent of the Covenantor, such consent not to be unreasonably withheld.

6.5 The Company or the Purchaser (as the case may be) shall be at liberty without reference to the Covenantor to admit, compromise or otherwise deal with any Tax Assessment after whichever is the earliest of:-

    6.5.1 the service of a notice in writing on the Company or the Purchaser by the Covenantor to the effect that it considers the Tax Assessment should no longer be resisted;

    6.5.2 the expiry of a period of fifteen Business Days following the service of a notice by the Purchaser on the Covenantor requiring the Covenantor to clarify or explain the terms of any request made under clause 6.1 if no satisfactory written clarification or explanation reasonably acceptable to the Purchaser is received by the Purchaser within that period; and

    6.5.3 if appropriate, the expiration of any period prescribed by applicable legislation for the making of an appeal against either the Tax Assessment in question or the decision of any court or tribunal in respect of any such Tax Assessment, as the case may be.

6.6 Notwithstanding anything to the contrary in clause 6, the Purchaser shall not be obliged to take or procure that the Company takes any action, the effect of which is, or is reasonably likely, to increase the amount of Taxation payable by the Company or the Purchaser in respect of accounting periods ending after Completion beyond what that liability would have been but for the taking of that action, and shall not be obliged to take or procure that the Company takes any action the effect of which is likely to materially prejudice the ability of the Company to order its affairs in such a way as to minimise its liability to make any payment of or relating to Taxation in respect of any such later accounting periods.

7.  AMOUNT OF A LIABILITY TO TAXATION

The amount of a Liability to Taxation in respect of which the Covenantor becomes liable to pay an amount to the Purchaser under clause 2 shall be as follows:-

7.1  in the case of an A Liability the amount of such payment;

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                                     - 10 -

7.2 in the case of a B Liability the amount of Taxation saved as a consequence of the application of the Relief;

7.3 in the case of a C Liability the amount of the repayment which would otherwise have been obtained or the amount by which such repayment is reduced, as the case may be;

7.4 in the case of a D Liability the amount of Taxation which would have been saved had such Relief been available on the assumption that the Company's Profits or Taxation are such that the Relief could have been fully utilised in computing such Profits or Taxation at the date of the loss or application or the Relief.

8.  DUE DATE FOR PAYMENT

8.1 Where a Liability to Taxation to which this Deed applies involves a liability of the Purchaser or the Company to make a payment or increased payment of Taxation (including, without limitation, any case where a payment under this Deed itself results in further Taxation becoming due), the Covenantor shall pay to the Purchaser the amount claimed on or before the date which is the later of the date five Business Days after demand is made by the Purchaser and the fifth Business Day prior to the date on which the Taxation in question is payable to the Taxation Authority.

8.2 Where a Liability to Taxation to which this Deed applies involves a B Liability or a set off of a right to repayment of a C Liability or the application of any Relief under a D Liability, the Covenantor shall pay to the Purchaser the amount claimed on or before the date which is the later of the date falling five Business Days after demand is made by the Purchaser and the fifth Business Day before the last date upon which a payment of Taxation, which has been reduced or eliminated by the use of the Relief or right to repayment of Taxation is or would have been required to be made to the relevant Taxation Authority;

8.3 Where a Liability to Taxation to which this Deed applies involves the loss of a right to repayment as a C Liability or the loss of a Relief as a D Liability, the Covenantor shall pay to the Purchaser the amount claimed on or before the date which is the later of the date, five Business Days after demand is made by the Purchaser and:-

    8.3.1 if the Relief lost was a Relief other than a right to repayment of Taxation, the date falling five Business Days before the last date upon which the Taxation which would have been saved but for the loss of the Relief is required to be paid to the relevant Taxation Authority; or

    8.3.2 if the Relief lost was a right to the repayment of Taxation, the date upon which the repayment was due from the relevant Taxation Authority;

8.4 In any other case involving a liability under this Deed, the due date for the making of a payment by the Covenantor will be five Business Days after demand is made by the Purchaser.

8.5 Any sums not paid by the Covenantor on the date specified in clauses 8.1, 8.2, 8.3 or 8.4 for payment of the same shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) from the due date for payment at the

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                                     - 11 -

rate per annum of the base rate of Bank of Scotland applicable from time to time (or in the absence of such rate at such similar rate as the Purchaser shall select) plus 3 per cent. to and including the day of actual payment of such sums, such interest to accrue and be payable from day to day. Such interest shall be paid on the demand of the Purchaser.

9.  OVER-PROVISIONS

9.1 If the Company's auditors determine that any provision in the Completion Accounts for any Liability to Taxation or liability to make a payment in respect of Taxation has proved to be an over provision, the Purchaser will (except where such provision has proved to be an over provision as a result of any Event occurring after Completion) as soon as reasonably practicable thereafter, pay to the Covenantor the lesser of:-

    9.1.1 the amount over-provided (as determined by the auditors of the Company); and

    9.1.2 the aggregate amount (if any) paid by the Covenantor under this Deed prior to the determination of the over-provision, less any amount thereof previously repaid to the Covenantor under any provision of this Deed.

9.2 If upon determination of an over-provision by the auditors of the Company pursuant to clause 9.1 the amount mentioned in paragraph 9.1.1 exceeds the amount mentioned in paragraph 9.1.2, the excess will be set against (and so will reduce or eliminate) any liability of the Covenantor under this Deed then outstanding or which arises after such determination, in the latter case as and when such liability arises.

9.3 In determining under clause 9.1 whether any provision in the Completion Accounts has proved to be an over-provision, the auditors of the Company will act as experts and not as arbitrators and (in the absence of manifest error) their determination will be conclusive and binding on the parties.

10.  MITIGATION

10.1 Prior to making any claim under this Deed the Purchaser shall:-

    10.1.1 procure that the Company uses such Reliefs (other than those Reliefs contained in the definition of "Liability to Taxation") available to it (including by way of surrender from one Company to another);

    10.1.2 make all elections (save in respect of matters after the date of this Deed), to reduce or eliminate the Covenantors liability under this Deed; or

    10.1.3 deliver to the Covenantor a certificate from the auditors of the Company confirming that all such Reliefs have been so used and elections made.

10.2 The Covenantor may, by notice in writing to the Purchaser, elect to mitigate or eliminate any liability under this Deed by surrendering or procuring the surrender to the Company of Group Relief (as defined in section 402 ICTA 1988) or advance corporation tax to the extent permitted by law but without any payment being made by the Purchaser or the Company in consideration of the surrender and the Covenantor shall be absolved from a liability under this Deed to the extent of the amount of Taxation relieved by any such surrender. The Purchaser shall procure that the Company takes all such steps as the Covenantor may reasonably require to permit and effect such surrender and claim of such Relief.

11.  PURCHASERS COVENANTS

11.1 The Purchaser hereby covenants with the Covenantor to pay to the Covenantor, so far as possible by way of adjustment to the consideration payable by the Purchaser to the Covenantor under the Agreement, an amount equivalent to any Taxation for which the Covenantor or any other person falling within section 767A(2) of ICTA 1988 becomes liable by virtue of the operation of section 767A and 767B of ICTA 1988 in circumstances where the taxpayer company (as referred to in section 767A(1)) is the Company. The covenant contained in this clause 11.1 shall:

    11.1.1 extend to any costs incurred by the Covenantor or such other person in connection with such Taxation or a claim under clause 11.1;

    11.1.2 not apply to Taxation to the extent that the Purchaser could claim payment in respect of it under clause 2 save to the extent that payment has already been made under this Deed in respect of that liability; and

    11.1.3 not apply to Taxation which has been recovered under section 867B(2) of ICTA 1988 (and the Covenantor shall procure that no such recovery is sought to the extent that payment is made hereunder).

Clauses 6 and 8 (Conduct of claims and Due Date for payment) shall apply to the covenant contained in Clause 11.1 as they apply to the covenants contained in clause 2, replacing reference to the Covenantor by the Purchaser (and vice versa) and making any other necessary modifications.

11.2 The Purchaser undertakes that it will procure that the Company will not do anything which may prejudice any surrenders of group relief made by the Company before Completion in respect of any accounting period ended on or before Completion, and that it will procure that the Company will render all reasonable assistance to the Covenantor to enable effect to be given to the surrenders. In particular, the Purchaser undertakes that it will not take action after Completion to disclaim any allowances claimed by or made to the Company prior to Completion or require that the amount thereof be reduced if the result of such action would be to prejudice the said group relief surrenders, and agrees to pay to the Covenantor an amount equal to any loss or liability accordingly. For the avoidance of doubt, such indemnity will (without prejudice to its generality) extend to any reduction in utilisable tax losses or other reliefs.

11.3.1 The Purchaser hereby covenants with the Covenantor to pay to the Covenantor and each company in the Covenantor's group any value added tax recoverable from the Vendor or any other member of the Covenantor's group pursuant to section 43 Value Added Tax Act 1994 attributable to imports or supplies actually made by the Company (whether or not such imports or supplies are treated as made by the Covenantor or any member of the Covenantor's group under that section);

11.3.2 the Purchaser shall procure that the Company provides the Covenantor or Thomas Cook & Son Insurance Brokers Ltd ("the Group Member") with such documents, information and assistance as they may reasonably require to enable them to comply with their obligations in relation to VAT, in particular (but without limitation) the making of returns and accounting to for tax;

11.3.3 the Purchaser shall pay or shall procure that the Company pays to the Covenantor or the Group Member an amount equal to any VAT which the Company is entitled to recover by way of repayment from H M Customs & Excise as a result of any supplies of goods or services actually made to the Group Member (but treated as made to the Company under section 43(1) Value Added Tax Act 1994) in the prescribed accounting period current at Completion;

11.3.4 the Purchaser shall pay or shall procure that the Company pays to the Covenantor any amount which it is required to pay pursuant to clause 11.3.1 of this deed on or before the date which is five Business Days before the date on which the Group Member is required to account for the VAT referred to therein;

11.3.5 the Purchaser shall pay or shall procure that the Company pays any amount which it is required to pay pursuant to clause 11.3.3 five Business Days after the date on which the Company is entitled to receive the repayment referred to therein.

12.  GENERAL

12.1 Any remedy or right conferred by this Deed on the Purchaser for the breach of this Deed shall be in addition to and without prejudice to any other right or remedy available to it.

12.2 No failure or delay by the Purchaser or time or indulgence given by it in or before exercising any remedy or right under or in relation to this Deed shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

12.3 No waiver by any party of any requirement of this Deed or of any remedy or right under this Deed shall have effect unless given by notice in writing signed by such party. No waiver of any particular breach of the provisions of this Deed shall operate as a waiver of any repetition of such breach.

12.4 Any release, waiver or compromise or any other arrangement which the Purchaser gives or enters into with any party to this Deed in connection with this Deed shall not affect any right or remedy of the Purchaser as regards any other party's liabilities under or in relation to this Deed and such other party shall continue to be bound by this Deed as if it had been the sole contracting party.

12.5 Time shall be of the essence of this Deed both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between the parties be substituted for any of them.

12.6 This Deed may be executed in two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Deed.

12.7 The Covenantor shall and shall procure that any third party shall, do, execute and perform all such further deeds, documents, assurances, acts and things as may be necessary to give effect to this Deed.

13.  NOTICES

13.1 Any notice to be given under this Deed shall be given in writing and signed by or on behalf of the party giving it and any notice given by the Covenantor shall be irrevocable without the written consent of the Purchaser. Any notice required to be given by the Covenantor shall be valid only if it is signed by the Covenantor or by its duly authorised agent and evidence of whose authority has been delivered to the Purchaser. Except in the case of personal service, any notice shall be sent or delivered to the party to be served at the address set out in the Schedule and if a person or officer is named for the purpose in the Schedule the notice shall be marked for his attention. Any alteration in such details shall, to have effect, be notified to the other parties in accordance with this clause.

13.2  Service of a notice must be effected by one of the following methods:-

    13.2.1 personally on an individual or on a director or the secretary of any party and shall be treated as served at the time of such service;

    13.2.2 by prepaid first class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) Business Day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted; or

    13.2.3 by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first Business Day after the date of such delivery.

13.3 The Covenantor irrevocably appoints Messrs. Eversheds of London Scottish House, 24 Mount Street, Manchester M2 3DB as its agent for service of proceedings in relation to any matter arising out of this Deed.

14.  APPLICABLE LAW AND JURISDICTION

14.1 This Deed shall be governed by and construed in accordance with the laws of England.

14.2 The parties irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Deed.

AS WITNESS this Deed has been executed as a deed by or on behalf of the parties the day and year first before written.

                                    SCHEDULE
                                    --------
PART I COVENANTOR
-----------------

NAME                                             REGISTERED OFFICE
----                                             -----------------

Bodycote International PLC                       140 Kingsway
                                                 Manchester M19 1BB


PART II PURCHASER
-----------------

NAME                                             REGISTERED OFFICE
----                                             -----------------

Armor Holdings Limited                           13386 International Parkway
                                                 Jacksonville
                                                 Florida 32218

SIGNED as a DEED
by BODYCOTE INTERNATIONAL
PLC acting by Director
and Director/Secretary

/s/
 .......................................
Signature of Director

/s/
 .......................................
Signature of Director/Secretary

SIGNED as a DEED
by ARMOR HOLDINGS LIMITED
acting by Director
and Director/Secretary

/s/
 .......................................
Signature of Director

/s/
 .......................................
Signature of Director/Secretary